         As filed with the Securities and Exchange Commission on August 10, 1998

                                                        Registration No. 2-44444

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 6 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                           TRANSAMERICA CORPORATION
              (Exact name of issuer as specified in its charter)

                  DELAWARE                             94-0932740
          (State or jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

            600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111
                   (Address of Principal Executive Offices)


                            1961 STOCK OPTION PLAN
                            1966 STOCK OPTION PLAN
                       1970 NON-QUALIFIED STOCK OPTIONS
                     1971 NON-QUALIFIED STOCK OPTION PLAN
                        QUALIFIED STOCK OPTION PLAN OF
                   TRANS INTERNATIONAL AIRLINES CORPORATION
             QUALIFIED STOCK OPTION PLAN OF LIBERTY RECORDS, INC.
                           (Full Title of the Plans)

                           Shirley H. Buccieri, Esq.
             Senior Vice President, General Counsel and Secretary
                           Transamerica Corporation
            600 Montgomery Street, San Francisco, California 94111
                    (Name and address of agent for service)

          Telephone number, including area code of agent for service:
                                (415) 983-4000

                                  Copies to:
                             John E. Aguirre, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                              400 Sansome Street
                        San Francisco, California 94111

                           DEREGISTRATION OF SHARES


Effective as of January 2, 1998, the Registrant amended its 1971 Non-Qualified Stock Option Plan (the "Plan") to provide that no further option grants may be made under the Plan. In addition, the Registrant's 1961 Stock Option Plan, 1966 Stock Option Plan, 1970 Non-Qualified Stock Options, Qualified Stock Option Plan of Trans International Airlines Corporation and Qualified Stock Option Plan of Liberty Records, Inc. have terminated. This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Commission File No. 2-44444) is filed to deregister all shares previously registered on such Form S-8 that remain unsold.

                                   Signature


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 6th day of August, 1998.


TRANSAMERICA CORPORATION
     (Registrant)


/s/ Burton E. Broome
-----------------------------
Burton E. Broome
Vice President and Controller